VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

THE E.W. SCRIPPS COMPANY
312 WALNUT STREET
SUITE 2800
CINCINNATI, OH 45202

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

1 OF 2
1
1

NAME		SHARES
THE COMPANY NAME INC. - COMMON		123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A		123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B		123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C		123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D		123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E		123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F		123,456,789,012.12345
THE COMPANY NAME INC. - 401 K		123,456,789,012.12345

CONTROL # → 0000000000000000

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

02 0000000000

The Board of Directors recommends you vote FOR proposals 1 and 2.

		For	Against	Abstain
1	To consider and vote on a proposal to amend the articles of incorporation of Scripps to enable Scripps to issue in connection with the spin-off of its newspaper business the same class of common shares of the entity to be spun off to each holder of class A common shares and common voting shares of Scripps.	☐	☐	☐
2	To consider and vote on a proposal to approve the issuance of class A common shares pursuant to the merger of Journal Communications, Inc., a Wisconsin corporation (Journal) into a wholly owned subsidiary of Scripps.	☐	☐	☐

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

Signature [PLEASE SIGN WITHIN BOX] Date

JOB #

Signature (Joint Owners) Date

SHARES
CUSIP #
SEQUENCE #

0000223325_1 R1.0.0.51160

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice & Proxy Statement is/are available at www.proxyvote.com .

THE E.W. SCRIPPS COMPANY
Special Meeting of Shareholders
February 12, 2015 10:00 AM (Local Time)
This proxy is solicited by the Board of Directors

The undersigned appoints Timothy M. Wesolowski and Julie L. McGehee, each with full power of substitution, to act as proxies for the undersigned, and to vote all Common Shares that the undersigned is entitled to vote at the Special Meeting of Shareholders on Thursday, February 12, 2015 at 10:00 a.m. (Local Time) at the Scripps Center 10th Floor Conference center, 312 Walnut Street, Cincinnati, OH 45202, as set forth on the reverse side.

This proxy is revocable and will be voted as directed, but if no instructions are specified, this proxy will be voted:

FOR proposals 1 and 2

Continued and to be signed on reverse side

0000223325_2 R1.0.0.51160